SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2008

LIBERTY ALLIANCE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-52746	87-0438200
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

899 South Artistic Circle, Springville, Utah	84663
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 489-4802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03

Amendments to Articles of Incorporation or Bylaws

On March 12, 2008, the Board of Directors approved and adopted Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”).  The Amended and Restated Bylaws replace in their entirety the Company’s existing Bylaws (the “Original Bylaws”).  The Board adopted the Amended and Restated Bylaws to update the Original Bylaws for changes in, and to conform with, Delaware law, to make certain administrative changes, to eliminate certain ambiguities and to, among other things:

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change the address of the Company’s principal office;

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clarify that stockholder notices may be provided using electronic means;

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clarify method for fixing date for determination of stockholders of record;

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add a provision regarding inspectors of election;

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add provision regarding advance notice of stockholder proposals and stockholder nominations;

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eliminate a provision requiring action by stockholders by consent to signed by all stockholders entitled to vote on the matter;

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clarify powers and responsibilities of the Board of Directors and committees of the Board of Directors and administrative provisions relating to the Board of Directors;

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add provision authorizing three classes of directors;

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clarify procedures for officers and directors to resign;

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clarify procedures for filling vacancies on the board;

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add provision regarding affiliated transactions;

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create the office of chief executive officer and outline the duties and responsibilities of such office;

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create the office of chief financial officer and outline the duties and responsibilities of such office;

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clarify the coverage for indemnification for officers, directors, and employees of the Company;

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provide for the Company to be able to issue uncertificated shares so that they can be eligible to participate in a direct registration program.

The above discussion of the Bylaws of the Company is a summary description of certain changes made to the Original Bylaws of the Company and is qualified in its entirety by the actual provisions of the Amended and Restated Bylaws.  For complete descriptions of the changes summarized in this report, reference must be made to the Amended and Restated Bylaws attached hereto as Exhibit 3 and incorporated by reference herein.

Item 9.01

Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Description
3	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Liberty Alliance, Inc.

Date:  March 13, 2008

By /s/ Steven L. White

     Steven L. White, President

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